Exhibit 99.1

Contact:	Joyce Liu
	Interim Chief Financial Officer	1919 North Lynn Street
	(571) 303-4080	Arlington, Virginia 22209
	heroldl@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS FIRST QUARTER RESULTS
ARLINGTON, VA (May 4, 2009) — The Corporate Executive Board Company (“CEB” or the “Company”) (NASDAQ: EXBD) today announces financial results for the first quarter ended March 31, 2009. Revenues for the first quarter decreased 14.9% to $117.4 million from $138.0 million for the first quarter of 2008. Net income decreased 11.9% to $13.1 million from $14.8 million. Diluted earnings per share for the first quarter of 2009 decreased 9.5% to $0.38 from $0.42 for the first quarter of 2008. Excluding the effects of restructuring costs, non-GAAP diluted earnings per share for the first quarter of 2009 was $0.40.
Contract Value decreased in the first quarter of 2009 by 20% due to reduced program memberships from some of our large corporate members, concentrated mostly in the financial services sector; planned contract value losses from programs that the Company is consolidating across 2009; and lower renewal rates and new sales due to economic conditions. The average cross-sell ratio decreased to 2.81 from 3.08 at December 31, 2008, reflecting cross-sell ratios of 3.27 in the Company’s large corporate market and 1.58 for middle market customers.
Thomas Monahan, Chief Executive Officer, commented, “Our first quarter results were affected by the depth of the current world-wide economic downturn and uncertainty about its duration. As is evident in our Contract Value, we faced a difficult selling and renewing environment in Q1, in which the renewal or purchase decision-making cycle of many existing and potential members has been extended in light of the current macroeconomic environment. Despite the deterioration in market conditions during the first quarter, we are pleased to see that our cost-saving efforts resulted in a 3% increase in Adjusted EBITDA margin. We are also moving forward quickly with our planned realignment of sales and service resources in the North American market. These actions will allow us both to remain solidly profitable in this challenging market and position the Company well for growth as economies in our target markets stabilize and recover.”
OUTLOOK FOR 2009
Based on the sales environment in the first quarter and the near-term extended purchase and renewal decision-making cycle anticipated in our target member base, CEB is reducing its 2009 guidance to a range for revenues of $410- $450 million and non-GAAP diluted earnings per share of $0.90 to $1.40.
For 2009, CEB expects depreciation and amortization expense of $23.5-$24.5 million and Adjusted EBITDA margin to be between 18.5% and 23.0%.
QUARTERLY DIVIDEND
The Company is decreasing its quarterly dividend from $0.44 per share to $0.10 per share, which will preserve approximately $46 million cash for the Company on an annualized basis. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on June 30, 2009 to stockholders of record at the close of business on June 15, 2009. Mr. Monahan commented, “We remain committed to returning excess cash to shareholders while at the same time maintaining operating flexibility in these uncertain economic times.”
CEB HIRES NEW GENERAL MANAGER AND NEW CHIEF COMMERCIAL OFFICER
Andrew Huddart has joined the Company as General Manager of the Human Capital Franchise and Asia-Pacific Region and will report directly to the CEO. In this capacity, Mr. Huddart has responsibility for the management and growth of the Company’s Human Resources best practice research, employee analytics businesses, and Leadership Academies, combining them into an integrated business unit for the first time. He will also manage CEB’s growing Asia-Pacific operations. Mr. Huddart joins CEB most recently from Moody’s Corporation where he served as President of Moody’s KMV, the company’s credit risk software and analytics business, and drove significant expansion of the business, including the development of overseas operations.
Steven Meyer will join the Company on May 18th as Chief Commercial Officer, also reporting directly to the CEO. In this role, he will be responsible for managing all commercial functions, including U.S. and International revenue teams, marketing, and new product development. He will also work with CEB’s commercial management to integrate sales, service, and marketing activities to create a seamless customer experience grounded in demand driven customer service. Mr. Meyer joins CEB most recently from Dell, Inc. where he served as Vice President responsible for transforming Dell Global Services from a regional support services organization into a global services business.
Mr. Monahan remarked, “We are delighted to announce the addition of Andrew Huddart and Steve Meyer to the Company. Andrew brings a career deep with experience in corporate strategy, product management and international operations and his skill set will help us build and expand our flagship HR businesses. Steve’s experience in strategic account management, product enhancement, and marketing will help CEB create deeper and higher impact relationships with our members. We are confident that both Andrew and Steve will play key roles in building and expanding our global business.”
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that CEB defines as earnings before interest income, net, income taxes, and depreciation and amortization. The term “Adjusted EBITDA” refers to a financial measure that CEB defines as earnings before interest income, net, income taxes, depreciation and amortization, impairment loss and restructuring costs. “Non-GAAP diluted earnings per share” refers to net income excluding the per share effect, net of tax, of impairment loss and restructuring costs.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Furthermore, CEB intends to continue to provide these non-GAAP financial measures as part of the Company’s future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in CEB’s financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended
	March 31,
	2009	2008
Net income	$13,072	$14,830
Interest income, net	(598)	(1,616)
Depreciation and amortization	5,973	5,562
Provision for income taxes	8,718	9,887

EBITDA	$27,165	$28,663
Restructuring costs	944	—

Adjusted EBITDA	$28,109	$28,663

	Three Months Ended
	March 31,
	2009	2008
GAAP earnings per diluted share	$0.38	$0.42
Restructuring costs, net of tax	0.02	—

Non-GAAP diluted earnings per share	$0.40	$0.42

With respect to the Company’s guidance for 2009, reconciliations of non-GAAP diluted earnings per share to GAAP diluted earnings per share and Adjusted EBITDA to net income as projected for the year ending December 31, 2009 are not provided because CEB cannot reasonably determine the components of GAAP diluted earnings per share and net income to provide reconciliations to non-GAAP diluted earnings per share and Adjusted EBITDA for its 2009 fiscal year with certainty at this time.
CEB believes that EBITDA, Adjusted EBITDA and Non-GAAP diluted earnings per share are relevant and useful supplemental information for the Company’s investors. CEB uses these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in CEB’s business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization.
FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands and to anticipate or adapt to market trends, our potential inability to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions under FAS No. 123(R), our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially during the current turmoil in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2008 Annual Report on Form 10-K/A. The forward-looking statements in this press release are made as of May 4, 2009, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board Company drives faster, more effective decision-making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, it provides them with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by a member network that spans over 50 countries and represents more than 80% of the world’s Fortune 500 companies, The Corporate Executive Board offers the unique research insights along with an integrated suite of members-only tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. Based in Arlington, Virginia, the Company employs more than 2,000 professionals in eight offices around the world. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended
	Percentage	March 31,
	Changes	2009	2008
Financial Highlights:
(GAAP, as reported):
Revenues	(14.9)%	$117,440	$138,023
Net income	(11.9)%	$13,072	$14,830
Basic earnings per share	(11.6)%	$0.38	$0.43
Diluted earnings per share	(9.5)%	$0.38	$0.42
Weighted average shares outstanding:
Basic		34,050	34,728
Diluted		34,088	34,962

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended
	Percentage	March 31,
	Changes	2009	2008
Operating Statistic
Contract Value (1) (at period end)	(19.6)%	$431,131	$535,943

Financial Highlights
Revenues	(14.9)%	$117,440	$138,023

Costs and expenses:
Cost of services (2)		38,277	46,093
Member relations and marketing (2)		34,810	42,340
General and administrative (2)		15,736	20,009
Depreciation and amortization		5,973	5,562
Restructuring costs		944	—

Total costs and expenses		95,740	114,004

Income from operations	(9.7)%	21,700	24,019

Other income, net (3)		90	698

Income before provision for income taxes		21,790	24,717
Provision for income taxes		8,718	9,887

Net income	(11.9)%	$13,072	$14,830

Basic earnings per share	(11.6)%	$0.38	$0.43
Diluted earnings per share	(9.5)%	$0.38	$0.42

Weighted average shares outstanding
Basic		34,050	34,728
Diluted		34,088	34,962

Percentages of Revenues
Cost of services		32.6%	33.4%
Member relations and marketing		29.6%	30.7%
General and administrative		13.4%	14.5%
Depreciation and amortization		5.1%	4.0%
Income from operations		18.5%	17.4%
EBITDA(4)		23.1%	20.8%
Adjusted EBITDA(4)		23.9%	20.8%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)	The following amounts relating to share-based compensation are included in the Statements of Operations above for the three months ended March 31, 2009 and 2008, respectively (in millions): Cost of services, $1.5 and $0.9, Member relations and marketing, $(0.1) and $(0.3) and General and administrative, $2.4 and $2.0.

(3)	Other income for the three months ended March 31, 2009 includes $0.6 million of interest income and $0.4 million of other income offset by a $0.3 million foreign currency loss, and a $0.6 million decrease in the fair value of deferred compensation plan assets. Other income for the three months ended March 31, 2008 includes $1.6 million of interest income offset by $0.9 million decrease in the fair value of deferred compensation plan assets.

(4)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$56,241	$16,214
Marketable securities	14,163	13,545
Membership fees receivable, net	76,639	127,007
Deferred income taxes, net	12,816	12,459
Deferred incentive compensation	11,782	12,621
Prepaid expenses and other current assets	9,595	9,140

Total current assets	181,236	190,986

Deferred income taxes, net	41,427	41,427
Marketable securities	32,941	46,344
Property and equipment, net	106,065	109,133
Goodwill	26,511	26,392
Intangible assets, net	15,906	17,266
Other non-current assets	14,305	14,644

Total assets	$418,391	$446,192

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$42,951	$66,178
Accrued incentive compensation	27,677	25,145
Deferred revenues	257,082	264,253

Total current liabilities	327,710	355,576

Other liabilities	65,003	68,007

Total liabilities	392,713	423,583

Total stockholders’ equity	25,678	22,609

Total liabilities and stockholders’ equity	$418,391	$446,192

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$13,072	$14,830
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	5,973	5,562
Deferred income taxes	(965)	(491)
Share-based compensation	3,868	2,583
Amortization of marketable securities premiums, net	164	188
Changes in operating assets and liabilities:
Membership fees receivable, net	50,368	49,487
Deferred incentive compensation	839	1,713
Prepaid expenses and other current assets	(455)	1,269
Other non-current assets	339	831
Accounts payable and accrued liabilities	(21,930)	(8,850)
Accrued incentive compensation	2,532	751
Deferred revenues	(7,171)	12,127
Other liabilities	(3,004)	3,929

Net cash flows provided by operating activities	43,630	83,929

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(1,545)	(24,702)
Acquisition of businesses, net of cash acquired	(119)	—
Maturities of marketable securities	12,805	815

Net cash flows provided by (used in) investing activities	11,141	(23,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	—	100
Proceeds from the issuance of common stock under the employee stock purchase plan	266	403
Purchase of treasury shares	(41)	(37,614)
Payment of dividends	(14,969)	(15,046)

Net cash flows used in financing activities	(14,744)	(52,157)

NET INCREASE IN CASH AND CASH EQUIVALENTS	40,027	7,885

Cash and cash equivalents, beginning of period	16,214	47,585

Cash and cash equivalents, end of period	$56,241	$55,470